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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of E*TRADE Funds of our reports dated February 11, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of Kobren Growth Fund and Delphi Value Fund, which are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 5, 2006